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                                                                  Exhibit (h)(2)

                                                                  March 31, 2006

State Street Bank and Trust Company
One Lincoln Street
Boston, Massachusetts 02111
Attention: Scott E. Johnson, Vice President, AFB4
           Thresa B. Dewar, Vice President, LCC4

     Re:  Additional Funds

Ladies and Gentlemen:

     Please be advised that the undersigned Funds have been duly formed and registered as management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"); provided, however, a post-effective amendment to the registration statement of Calamos Investment Trust was filed with the Securities and Exchange Commission on March 17, 2006 to register the Calamos Multi-Fund Equity ("Multi-Fund Equity") with a designated effective date of May 31, 2006 (or as soon as practicable thereafter) (the "Effective Date"), at which time Multi-Fund Equity will be properly registered as a management investment company under the 1940 Act.

     Each of the Funds and their respective Portfolio(s) are set forth on Exhibit A attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Master Services Agreement dated as of March 15, 2004, by and among State Street Bank and Trust Company (the "Agent") and each registered management investment company party thereto (the "Funds") (as amended, restated, modified or supplemented from time to time, the "Agreement").

     In accordance with Section 8.5 of the Agreement, the Additional Funds provision, the undersigned Funds hereby request that the Agent act as Agent for the Funds under the terms of the Agreement commencing on April 3, 2006 (except with respect to Multi-Fund Equity, which shall be as of the Effective Date). In connection with such request, each of the undersigned Funds hereby confirms to you, as of the date hereof (except with respect to Multi-Fund Equity, which shall be as of the Effective Date), its representations and warranties as set forth in Section 4.2 of the Agreement.

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State Street Bank and Trust Company
March 31, 2006
Page 2


     Kindly indicate your acceptance of the foregoing by executing two copes of this letter agreement, returning one to the Funds and retaining one for your records.

                                        Sincerely,

                                        CALAMOS INVESTMENT TRUST
                                        CALAMOS ADVISORS TRUST


                                        By: /s/ Nimish Bhatt
                                            ------------------------------------
                                            Nimish Bhatt, Treasurer,
                                            Duly Authorized


ACCEPTED AND AGREED:

STATE STREET BANK AND TRUST COMPANY


By: /s/ Joseph L. Hooley
    ---------------------------------
    Joseph L. Hooley,
    Executive Vice President

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State Street Bank and Trust Company
March 31, 2006
Page 3


                                    EXHIBIT A

                            CALAMOS INVESTMENT TRUST
                               Calamos Growth Fund
                             Calamos Blue Chip Fund
                               Calamos Value Fund
                         Calamos Growth and Income Fund
                      Calamos Global Growth and Income Fund
                             Calamos High Yield Fund
                            Calamos Convertible Fund
                       Calamos Market Neutral Income Fund
                        Calamos International Growth Fund
                            Calamos Multi-Fund Equity

                             CALAMOS ADVISORS TRUST
                       Calamos Growth and Income Portfolio